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                         UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


     FORM 8-K


                         CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported) July 3, 2003

          FIRST CANADIAN AMERICAN HOLDING CORPORATION
                 (FORMERLY ADATOM.COM INC.)
     (Exact name of registrant as specified in its charter)


ONTARIO                            000-22947               43-17719999
(State or other jurisdiction
 of incorporation)            (Commission File Number)    (IRS Employer
                                                        Identification No.)


      6021 YONGE STREET, SUITE 212, TORONTO, ONTARIO M2M3W2
            (Address of principal executive offices)

Registrants telephone number, including area code 416-918-2209


ITEM 1:   Changes in Control of Registrant:

None

ITEM 2:   Acquisition or Disposition of Assets:

The Company spun-off 100% of the common and preferred shares of its wholly owned subsidiary listed below to the shareholders of the Company on the basis of 1 common share of the subsidiary for every 10,000 common shares held by the shareholders of the Registrant

Preferred shares are to be distributed on the basis of 1 preferred share for every 10,000 common shares held by the shareholders of the Registrant.

The record date for the spin-off of shares of the subsidiary is July 15, 2003.

The Registrant has requested CUSIP numbers to be assigned to the spun off subsidiary.

The Company has set as the distribution date, August 1, 2003. The Company anticipates that NASDAQ will set an ex-dividend date for this matter.

No assurances can be made that the spun-off corporation will emerge as successful companies.

At the record date of spin-off, the subsidiary had approximately 30,142,699 common shares outstanding and 30,142,699 preferred shares.

The Company spun-off 100% of the common and preferred shares of its wholly owned subsidiary listed below to the shareholders of the Company on the basis of 1 common share of the subsidiary for every 10,000 common shares held by the shareholders of the Registrant and 1 preferred share of the company listed below having preferred shares authorized, for every 10,000 common shares held by the shareholders of the Registrant:

The Berkshire Collection Inc. -incorporated in Ontario, with unlimited common shares authorized and unlimited preferred shares authorized.

The Company has been set up to manufacture and market various personal jewelry items. The jewelry will be presented as a collection featuring an overall theme, such as Christmas, Valentine's Day or other notable days or events. Each collection will consist of rings, earrings, bracelets, pendants and necklaces, among other items and each piece will be a unique design and consistent with the theme of the collection. The Company proposes to market its products initially through print media advertising in tabloids, newspapers and magazines. In the future, the
Company may market its products through infomercials and through the Internet. A significant portion of the proceeds from this Offering will be used for advertising purposes
The Company's objective is to manufacture and sell quality jewelry at prices below comparable items sold retail or through mail order. The Company believes that it products will appeal to consumers in many market segments due to its product quality and pricing. All of the Company's jewelry will be designed and manufactured by professionals in their respective fields. The Company's proposed suppliers and manufacturer have been carefully identified based upon their respective reputation and integrity in the jewelry business. All finished products will be appraised by an on-site geologist belonging to the Gemmological Institute of America, the governing body regulating professionals in the jewelry industry.

ITEM 3:   Legal Proceedings  Bankruptcy or Receivership:

         None.

ITEM 4:   Changes in Registrant's Certifying Accountant:

         None

ITEM 5:   Other Events:

        None

ITEM 6:   Registrant's Directors and Officers:

The Company's current officers and directors are:

Sandy Winick, President/Director
Sandy Winick, Secretary/Director

ITEM 7:   Market for the Registrants Common Equity and Related
Shareholder
Matters:

         Shares of the Registrant trade on the OTC - PK under the symbol FCAHF. Note:

         The Company has not declared any cash dividends on its common stock.

  FORWARD-LOOKING STATEMENTS

  Certain statements under this Item and elsewhere in this Form 8-K and in the exhibits to this Form 8-K are not historical facts but constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to: statements relating to potential growth or to potential increases in revenues and net income through previous, potential or possible mergers; acquisitions;
  license agreements; share exchanges; and joint ventures. These statements often can be identified by the use of terms such as "may", "will", "expect", "anticipate", "estimate", "should", "could", "plans", "believes", "potential", or "continuing", or the negative of these terms. Such forward-looking statements speak only as of the date made and may involve both known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the registrant to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Although the registrant believes that the expectations reflected in such forward-looking statements are reasonable, the registrant cannot guarantee future results, levels of activity, performance, achievements or events. Moreover, neither the registrant nor any other person assumes responsibility for the accuracy or completeness of such statements. The registrant disclaims any responsibility to revise any forward-looking statements to reflect events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

                         SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     FIRST CANADIAN AMERICAN
                                        HOLDING CORPORATION


  Date: July  3, 2003
  By:  /S/ Sandy Winick
           Sandy Winick
         President and Secretary